UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2009

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 6, 2009, the shareholders of II-VI Incorporated (the “Company”) approved the Company’s 2009 Omnibus Incentive Plan (the “2009 Plan”). The following is a summary description of the 2009 Plan.

The 2009 Plan is to be administered by the Board of Directors or, at its election, either by (i) a committee of the Board of Directors or (ii) with respect to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended, an officer of the Company (the “Plan Administrator”). The Plan Administrator from time to time at its discretion makes determinations with respect to the persons who shall be granted awards, as well as the amount, timing and conditions of such awards. Employees of the Company and its subsidiaries, non-employee directors and consultants may be selected by the Plan Administrator to receive awards under the 2009 Plan.

Awards under the 2009 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, deferred shares, performance shares or performance units in any combination thereof. The maximum number of shares as to which awards may be granted under the 2009 Plan is 1,600,000 shares of Common Stock. Up to an additional 2,520,890 shares of Common Stock may be added to the 2009 Plan from the forfeiture of outstanding options granted under the Company’s 2005 Omnibus Plan.

The 2009 Plan provides that grants of performance shares, performance units or, when determined by the Plan Administrator, options, deferred shares, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), are levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross revenue, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measure/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, “Employer of Choice” or similar survey results, customer satisfaction surveys and productivity. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. If the Plan Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances or individual performance renders the performance objectives unsuitable, the Plan Administrator may modify upward or downward the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Plan Administrator deems appropriate and equitable; provided, however, that (i) no such adjustment may be authorized to the extent that such authority would be inconsistent with the 2009 Plan or any award meeting the requirements (or an applicable exception thereto) of Code Section 162(m), Code Section 409A or other applicable statutory provision; and (ii) in the case of an award intended to be performance-based under Code Section 162(m), the Plan Administrator may not use its discretionary authority to increase such award.

The Plan Administrator may permit participants to elect to defer the issuance of shares of Common Stock or the settlement of awards in cash under the 2009 Plan pursuant to such rules, procedures or programs as it may establish for purposes of the 2009 Plan. In the case of restricted shares, the deferral may be effected by the participant’s agreement to forego or exchange such person’s award and receive an award of deferred shares. In the event a dividend (other than a regular cash dividend), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, or other similar corporate transaction or event occurs which affects the shares of the Company such that the Plan Administrator determines that an adjustment is necessary to prevent dilution of the outstanding shares or enlargement of the rights that would otherwise result from such transaction or event, then the Plan Administrator will have the authority to make certain equitable terminations and/or adjustments to the 2009 Plan and awards made thereunder, including the authority to adjust: (i) the number of shares covered by outstanding awards; (ii) the prices per share applicable to options and stock appreciation rights granted thereunder; or (iii) the kind of shares covered by the 2009 Plan (including shares of another issuer).

The 2009 Plan may be amended from time to time by the Board of Directors; provided however, that the Board of Directors may not, without the approval of the Company’s shareholders, increase the number of shares available under the plan, increase the maximum number of shares underlying awards which may be issued to a single participant in any one calendar year or institute any amendments to the plan which would permit additional awards to be issued under the 2005 Omnibus Plan or otherwise affect the provisions of the plan dealing with the forfeiture of unexercised options granted under the 2005 Omnibus Plan or the 2009 Plan (unless such amendment is deemed necessary to reflect an adjustment made in order to prevent dilution).

The 2009 Plan will terminate on November 6, 2019, the tenth anniversary of the date of its approval by shareholders or, if earlier, the date on which the Board adopts a resolution terminating the plan.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed with this Form 8-K:

99.1 II-VI Incorporated 2009 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Shareholders filed on Schedule 14A, file number 0-16195, with the Securities and Exchange Commission on September 25, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: February 12, 2010	By:	/S/ FRANCIS J. KRAMER
Francis J. Kramer
President and Chief Executive Officer

Date: February 12, 2010	By:	/S/ CRAIG A. CREATURO
Craig A. Creaturo
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	II-VI Incorporated 2009 Omnibus Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement for the 2009 Annual Meeting of Shareholders filed on Schedule 14A, file number 0-16195, with the Securities and Exchange Commission on September 25, 2009).